EXHIBIT 99.1

SMTP, Inc. Files Certificate of Amendment to Effect 1 for 5 Reverse Split

NASHUA, N.H., Dec. 17, 2013 (GLOBE NEWSWIRE) -- SMTP, Inc. (SMTP), a global provider of email delivery services, announced today that it has filed a Certificate of Amendment to its Certificate of Incorporation (the "Certificate of Amendment"), with the Secretary of State of the State of Delaware, to effect a 1-for-5 reverse stock split of the its common stock (the "Reverse Stock Split"). The Certificate of Amendment will become effective at 5:00 p.m. EST on December 26, 2013.

As a result of the Reverse Stock Split, every five shares of the Company's pre-Reverse Stock Split common stock will be combined and reclassified into one share of its common stock. Beginning with the opening of trading on December 27, 2013, the registrant's common stock will trade on the OTCQB on a reverse stock split adjusted basis with the new CUSIP number of 784589 202 and it will trade on the OTCQB with a "D" added to the symbol (SMTPD), for 20 trading days beginning December 27, 2013 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol "SMTP" after the 20-trading day period has expired.

No fractional shares will be issued in connection with the Reverse Stock Split. In accordance with the Certificate of Amendment, SMTP stockholders who would have otherwise been due a fractional share will receive a full share. Proportional adjustments will be made to the Company's outstanding warrants, stock options and other equity awards and to the Company's equity compensation plans to reflect the Reverse Stock Split.

Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. Stockholders of record who hold physical certificates will receive a transmittal letter from the Company's transfer agent requesting that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares resulting from the reverse stock split. Stockholders of record who hold their shares in book-entry form will receive a notice from the Company's transfer agent informing them that the number of shares they hold has been adjusted on the transfer agent's books and that they do not need to take any further action to adjust the number of shares held in their name.

Interwest Transfer Co., Inc., SMTP's transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates. Stockholders can contact Interwest Transfer Co., Inc. with any questions at 801-272-9294 ext. 30.

Also, on December 11, 2013, the registrant moved its principal executive offices to 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062.

About SMTP, Inc.

SMTP is a leading provider of services to facilitate email delivery, with a focus on marketing email delivery, but also supporting bulk and transactional sending, reputation management, compliance auditing, abuse processing and issue resolution. Our services provide customers with the ability to increase the deliverability of email with less time, cost and complexity than handling it themselves.

SMTP, Inc. is a dividend-paying, publicly-traded company headquartered in Nashua, NH, and can be found on the web at http://www.smtp.com.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, and various other factors beyond the Company's control.

Contact:

Investor Contact:
Brendan Hopkins
RedChip Companies, Inc.
Tel: +1-800-733-2447, ext. 134
info@redchip.com
http://www.redchip.com